Exhibit 99.7

                             NOTE PURCHASE AGREEMENT

          THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of January 25, 2008, by and between QUEPASA CORPORATION, a Nevada corporation (the "Company"), and MEXICANS & AMERICANS TRADING TOGETHER, INC., a Delaware corporation (the "Investor").

          WHEREAS, the Company desires to raise additional capital, and the Investor is willing to provide debt capital upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in connection with the foregoing, the Company and the Investor will amend: (i) the existing Series 1 Warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $12.50 per share (subject to adjustment), by executing an amendment in the form attached hereto as Exhibit A (the "Series 1 Warrant Amendment"), (ii) the existing Series 2 Warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $15.00 per share (subject to adjustment), by executing an amendment in the form attached hereto as Exhibit B (the "Series 2 Warrant Amendment" and, together with the Series 1 Warrant Amendment, the "Warrant Amendments"), and (iii) terminate the Amended and Restated Support Agreement, signed November 20, 2006 but made effective as of October 16, 2006 by and between the Company and Investor.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

                                   ARTICLE I.
                           PURCHASE AND SALE; CLOSING

     1.1 Purchase and Sale of Note; Amendment of Warrants; Termination of Support Agreements. Effective as of the Closing:

          (a) The Company hereby sells to the Investor, and the Investor hereby purchases from the Company, a subordinated promissory note of the Company in the form of Exhibit C hereto (the "Note" and together with this Agreement and the Warrant Amendments, the "Transaction Documents") for a price of $5,000,000 (the "Purchase Price").

          (b) The Company and the Investor shall each execute and deliver the Warrant Amendments.

          (c) The Amended and Restated Support Agreement, signed November 20, 2006 but made effective as of October 16, 2006 by and between the Company and the Investor shall be terminated and shall be null and void (except for Section 7 thereof, which shall survive in accordance with its terms), with no further liability of any party thereto, whether in tort, contract or otherwise (except for any liability related to Section 7 thereof, which shall survive in accordance with its terms). Each of the Company and the Investor hereby releases and forever discharges the other party hereto and its subsidiaries, representatives and affiliates with respect to any and all claims, rights, suits, debts, dues, sums of money, liabilities, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands, of every nature whatsoever, whether in law or at equity, whether known or unknown, from the beginning of time to the date hereof, which such party had, now has or may have against the such Person arising out of, based upon, or related to, the Amended and Restated Support Agreement terminated hereby (except for Section 7 thereof, which shall survive in accordance with its terms).

     1.2 Closing. The closing of the purchase and sale of the Note, the execution and delivery of the Warrant Amendments and the termination of the Amended and Restated Support Agreement (the "Closing") shall occur at the offices of Willkie Farr & Gallagher LLP, at 10:00 a.m. (New York time) within one business day of the satisfaction of the conditions to closing set forth in
Article III hereof (except for such conditions which by their nature may only be satisfied on the Closing Date) (the date upon which the Closing occurs, the "Closing Date").

          (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

              (i) the Note registered in the name of the Investor;

              (ii) the Series 1 Warrant Amendment;

              (iii) the Series 2 Warrant Amendment; and

              (iv) the certificate required by Section 3.1(c).

          (b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

              (i) the Purchase Price, by wire transfer of immediately available funds, to an account designated by the Company to the Investor in writing;

              (ii) the Series 1 Warrant Amendment;

              (iii) the Series 2 Warrant Amendment; and

              (iv) the certificate required by Section 3.2(b), if applicable.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor (and any permitted assignees) as of the date hereof (all references to the Company in this Section 2.1, except for paragraphs (a) and (b), shall mean the Company and its subsidiaries):

          (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

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

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to conduct its business as currently conducted or proposed to be conducted, and to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been, and as of the Closing Date each of the Transaction Documents will be, duly executed and delivered by the Company and as of the date hereof this Agreement constitutes and as of the Closing Date each of the Transaction Documents will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (collectively (i) and (ii), the "Enforceability Exceptions").

          (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority (collectively, "Legal Requirements") to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

          (d) No Consents. No consent, approval, authorization or order of, or any filing by the Company or declaration with, any court or governmental agency or body or other person or entity (collectively, a "Person") is required in connection with the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, except (i) the filing by the Company with the Securities and Exchange Commission (the "Commission") of one or more prospectus supplements to the prospectus forming a part of the Company's effective registration statement on Form SB-2, as amended, filed on January 30, 2007, (ii) the filing by the Company with the Commission of a current report on Form 8-K under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and (iii) those consents, approvals, authorizations, orders, filings, or declarations that have been made or obtained prior to the date of this Agreement.

          (e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's option and incentive plans, warrants and preferred stock is set forth on Schedule 2.1(e) hereto. Except for the warrants and stock options listed on Schedule 2.1(e), which schedule lists the number of shares issuable upon the exercise of such warrants and

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

stock options and the exercise price and the expiration date of such warrants and stock options, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company convertible into or exchangeable for shares of capital stock of the Company, nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company, or in any agreement to which the Company is a party and which provides rights to security holders, that will be triggered by the transactions contemplated by this Agreement.

          (f) SEC Reports. Except as set forth on Schedule 2.1(f), the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, and the rules and regulations of the Commission promulgated thereunder, since January 1, 2006 (the foregoing reports and any materials incorporated therein by reference being collectively referred to herein as the "SEC Reports") on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on
Schedule 2.1(f), as of their respective dates (except as expressly corrected in a subsequent SEC Report filed prior to the date of this Agreement), the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (except as expressly corrected in a subsequent SEC Report filed prior to the date of this Agreement), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Financial Statements. Except as set forth on Schedule 2.1(g), the financial statements filed with the Commission as a part of the SEC Reports present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as of and at the dates indicated and the results of their consolidated operations and cash flows for the periods specified therein, subject, in the case of interim financial statements, to normal year-end adjustments which are not expected to be material in amount, and except as expressly corrected in a subsequent SEC Report filed prior to the date of this Agreement. Except as set forth on Schedule 2.1(g), such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and in effect as of the date of the applicable financial statements and supporting schedules, as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          (h) Absence of Undisclosed Liabilities. Except as reflected in the Company's balance sheet as of September 30, 2007 included in the SEC Reports, the Company does not have any debt or material obligation or liability (whether accrued, absolute, contingent, liquidated, threatened, or otherwise, whether due or to become due), except: (i) taxes not yet due and payable, (ii) current liabilities incurred and obligations under agreements entered into, in the

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

ordinary course of business consistent with past practice (none of which are delinquent), and (iii) contingent liabilities specifically referenced in the notes to such balance sheet.

          (i) Investment Company. The Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.2 Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the Company as of the date hereof.

          (a) Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

          (b) Authorization; Enforcement. The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery by the Investor of each of the Transaction Documents to which it is a party and the performance by the Investor of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Investor. This Agreement has been, and as of the Closing Date each of the Transaction Documents will be duly executed and delivered by Investor and as of the date hereof this Agreement constitutes and as of the Closing Date each of the Transaction Documents will constitute a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except for any Enforceability Exceptions.

          (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Investor's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Investor is a party or by which any property or asset of the Investor is bound or affected, or (iii) result in a violation of any Legal Requirements to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected.

          (d) Investment Intent. The Investor understands that the Note has not been registered under the Securities Act, or any applicable state securities law. The Investor is acquiring the Note for investment purposes only and not with a view to or for distributing or reselling such Note or any part thereof, has no present intention of distributing the Note and has no arrangement, agreement, or understanding (directly or indirectly) with any other Person regarding the distribution of the Note (provided, however, that this representation and warranty shall not in any way limit the Investor's right to sell the Note in compliance with applicable federal and state securities laws).

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

          (e) Investor Status. At the time the Investor was offered the Note it was, and at the date hereof it is, an "accredited investor," as such term is defined under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

          (f) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Note and has evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Note and is able to afford a complete loss of such investment.

          (g) No General Solicitation. The Investor is not purchasing the Note as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or through any other general solicitation or general advertisement.

          (h) Access to Information. The Investor acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing therein; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

                                  ARTICLE III.
                               CLOSING CONDITIONS

     3.1 Conditions to Investor's Obligations. The obligation of the Investor to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Investor) of each of the following conditions on or prior to the Closing Date:

          (a) No law, rule, regulation or order shall have been adopted or issued by a governmental authority (including a court of competent jurisdiction), having the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

          (b) The Company shall have received, before or concurrently with the Closing of the transactions contemplated by this Agreement, not less than $2 million in additional debt capital upon terms and subject to conditions no less favorable to the Company than those set forth herein, excluding for purposes of such determination Section 1.1(c) hereof. The terms and conditions set forth in the documents attached hereto as Exhibit D are deemed to meet this condition. This Section 3.1(b) shall in no way serve to limit the terms of or the Investor's rights under the Transaction Documents. As provided in the

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

     Note, the Company agrees that such additional new indebtedness will include terms designating such indebtedness as pari passu debt and that (except for accepting the surrender of all or a portion of such $2 million additional indebtedness in payment of all or a portion of the exercise price of warrants to acquire common stock in the Company) Company shall not make any payments on such $2 million additional new indebtedness unless and until the Company pays a ratable payment on the Note.

          (c) The Company shall have executed and delivered a certificate to the effect that the condition set forth in Section 3.1(b) above shall have been satisfied and if the Closing Date is other than the date of this Agreement, that the representations and warranties of the Company are true and correct as of the Closing Date.

     3.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Company) of each of the following conditions on or prior to the Closing Date:

          (a) No law, rule, regulation or order shall have been adopted or issued by a governmental authority (including a court of competent jurisdiction), having the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

          (b) If the Closing Date is other than the date of this Agreement, the Investor shall have executed and delivered a certificate to the effect that that the representations and warranties of the Investor are true and correct as of the Closing Date.

                                   ARTICLE IV.
                                  MISCELLANEOUS

     4.1 Filing of Prospectus Supplement. The Company shall prepare and file with the Commission as soon as practicable, but in no event later than 30 days after the date of closing of the Warrant Amendments and the purchase and sale of the Note pursuant to this Agreement, a prospectus supplement to the prospectus forming a part of the Company's effective registration statement on Form SB-2, as amended, filed on January 30, 2007, which registration statement, together with all exhibits and materials incorporated by reference or deemed to be incorporated by reference therein, registers the resale from time to time by the Investor of the shares of Common Stock issuable upon exercise of the Series 1 Warrant and Series 2 Warrant. Such prospectus supplement shall disclose the material terms of the transactions contemplated by this Agreement to the extent required by the rules and regulations promulgated by the Commission under the Securities Act of 1933, as amended, and in form and substance reasonably satisfactory to Investor.

     4.2 Fees and Expenses. At Closing, the Company shall reimburse Investor for the fees and expenses of its counsel, not to exceed $17,500. Except as otherwise set forth in this Agreement or any other agreement between the parties, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses

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

incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company and the Investor acknowledge that each has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

     4.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to conflict of laws or any other rules or principles which may require the application of the laws of any other jurisdiction.

     4.4 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Notes, and the Warrant Amendments, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     4.5 Binding Effect. All of the terms, provisions and conditions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     4.6 Headings; Construction. The headings contained herein are for the purposes of convenience only, and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references herein to Sections shall refer to this Agreement unless the context clearly otherwise requires.

     4.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of receipt of a facsimile transmission, if during normal business hours of a business day, otherwise on the next business day, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days (or seven (7) business days where the addressee is not in the United States) after the day when mailed by certified or registered mail, postage prepaid, to the addresses set forth in on the signature pages hereto or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

     4.8 Severability of Provisions. If a court in any proceeding holds any provision of this Agreement or its application to any Person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement

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

a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

     4.9 Third Party Beneficiaries. This Agreement does not create, and will not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

     4.10 Amendment. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the waiving party.

     4.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

     4.12 Survival. The representations, warranties, covenants and agreements contained herein shall survive the purchase and sale of the Note.

                         [Signatures on following page]




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     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                    QUEPASA CORPORATION
                                    7550 E. Redfield Road, Suite A
                                    Scottsdale, AZ 85260
                                    Fax:
                                    Attn:


                                    By:
                                            ------------------------------------
                                    Name:
                                    Title:





                                    MEXICANS & AMERICANS TRADING TOGETHER, INC.
                                    7550 IH 10 West, Suite 630
                                    San Antonio, TX 78229
                                    Fax:
                                    Attn:


                                    By:
                                         ---------------------------------------
                                    Name:
                                    Title: